UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2 to Form 8-K dated January 31, 2007

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	January 31, 2007

EDGE PETROLEUM CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	000-22149	76-0511037
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Travis Tower

1301 Travis, Suite 2000

Houston, Texas 77002

(Address of principal executive offices)

(713) 654-8960

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐ Written communications pursuant to Rule 425 under the Securities Act   (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

The undersigned registrant, Edge Petroleum Corporation (“Edge”), hereby amends Item 9.01. “Financial Statements and Exhibits” of its Current Report on Form 8-K, dated January 31, 2007 to include updated financial information in connection with its acquisition of (i) ownership interests in certain oil and gas properties located in 13 counties in southeast and south Texas owned by Smith Production Inc. (“Smith”), (ii) ownership interests in certain related developed and undeveloped leasehold acreage, (iii) 25% of Smith’s option and leasehold rights and exploration and development rights in an approximate 95 square mile exploration project area known as the Mission project area, also in south Texas, and (iv) certain gathering facilities and ownership of approximately 13 miles of natural gas gathering pipelines and related infrastructure serving producing assets in southeast Texas (collectively, the “Smith Properties”) from Smith pursuant to two purchase and sale agreements, as amended, dated November 16, 2006. Additionally, the acquisition of additional working and net revenue interests in the oil and gas properties described in (i) above (the “Other Properties,” and together with the Smith Properties, the “Properties”) from eight different owners who transferred their interests to Smith prior to the closing of the acquisition of the Smith Properties and working interest, option and leasehold rights in two additional exploration ventures in separate areas of Texas and Louisiana are included (collectively the “Acquisition”).

Statements regarding the expected post-closing adjustment, final purchase price, general and administrative expenses, hiring of personnel, and any other effect or benefit of the Acquisition, and any other statements that are not historical facts, are forward-looking statements that involve certain risks, uncertainties and assumptions which are beyond Edge’s ability to control or estimate, and are subject to material changes. Such risks, uncertainties and assumptions include but are not limited to costs and difficulties related to the integration of the Properties, costs, delays and other difficulties related to the Acquisition,results of operations of the Properties and of post-closing adjustments, the timing and extent of changes in commodity prices for oil and gas, the need to develop and replace reserves, environmental risks, drilling and operating risks, risks related to exploration and development, uncertainties about the estimates of reserves, competition, government regulation and the ability of Edge to meet its business and financial goals and other factors included in Edge’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.

Item 9.01 Financial Statements and Exhibits

(a)  Financial statements of business acquired

Attached hereto as Schedule A are the audited Statements of Revenues and Direct Operating Expenses of the Oil and Gas Properties purchased by Edge from Smith for the years ended December 31, 2006, 2005 and 2004 and the unaudited Statement of Revenues and Direct Operating Expenses of the Oil and Gas Properties purchased by Edge from Smith for the one month ended January 31, 2007 and the related notes thereto, together with the Report of Independent Registered Public Accounting Firm of BDO Seidman, LLP concerning the statements and related notes.

2

(b)  Pro forma financial information

Attached hereto as Schedule B are the Unaudited Pro Forma Condensed Consolidated Statements of Operations of Edge for the year ended December 31, 2006 and the three months ended March 31, 2007, and the related notes thereto, adjusted to show the pro forma effects of the Acquisition and the public offerings of Edge common stock and preferred stock completed in January 2007, proceeds from which were used, along with borrowings under a new credit facility, to finance the Acquisition.

(d)  Exhibits

Exhibit No.	Description

10.1

Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated November 16, 2006 (Incorporated herein by reference to Exhibit 10.1 to Edge’s Current Report on Form 8-K filed on January 16, 2007).

10.2

Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated November 16, 2006 (Incorporated herein by reference to Exhibit 10.2 to Edge’s Current Report on Form 8-K filed on January 16, 2007).

10.3

First Amendment of Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated December 15, 2006 (Incorporated herein by reference to Exhibit 10.3 to Edge’s Current Report on Form 8-K filed on January 16, 2007).

10.4

Second Amendment of Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated January 15, 2007 (Incorporated herein by reference to Exhibit 10.1 to Edge’s Current Report on Form 8-K filed on January 19, 2007).

10.5

First Amendment of Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated January 15, 2007 (Incorporated herein by reference to Exhibit 10.2 to Edge’s Current Report on Form 8-K filed on January 19, 2007).

10.6	Third Amendment of Purchase and Sale Agreement, dated January 31, 2007 (Incorporated herein by reference to Exhibit 10.6 to Edge’s Current Report on Form 8-K filed on February 5, 2007).
† 23.1	Consent of BDO Seidman, LLP

†  Filed herewith.

3

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EDGE PETROLEUM CORPORATION

Date: July 11, 2007	By:	/s/ MICHAEL G. LONG
Michael G. Long
Executive Vice President and Chief Financial and Accounting Officer

4

EXHIBIT INDEX

Exhibit No.	Description

10.1

Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated November 16, 2006 (Incorporated herein by reference to Exhibit 10.1 to Edge’s Current Report on Form 8-K filed on January 16, 2007).

10.2

Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated November 16, 2006 (Incorporated herein by reference to Exhibit 10.2 to Edge’s Current Report on Form 8-K filed on January 16, 2007).

10.3

First Amendment of Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated December 15, 2006 (Incorporated herein by reference to Exhibit 10.3 to Edge’s Current Report on Form 8-K filed on January 16, 2007).

10.4

Second Amendment of Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated January 15, 2007 (Incorporated herein by reference to Exhibit 10.1 to Edge’s Current Report on Form 8-K filed on January 19, 2007).

10.5

First Amendment of Purchase and Sale Agreement between Smith Production Inc., as seller, and Edge Petroleum Exploration Company, as purchaser, dated January 15, 2007 (Incorporated herein by reference to Exhibit 10.2 to Edge’s Current Report on Form 8-K filed on January 19, 2007).

10.6	Third Amendment of Purchase and Sale Agreement, dated January 31, 2007 (Incorporated herein by reference to Exhibit 10.6 to Edge’s Current Report on Form 8-K filed on February 5, 2007).
† 23.1	Consent of BDO Seidman, LLP

†  Filed herewith.

5

Schedule A

Edge Petroleum Corporation
Houston, Texas

We have audited the accompanying statements of revenues and direct operating expenses of the oil and natural gas properties (the ‘‘Properties’’), as defined in Note 1, acquired by Edge Petroleum Corporation (the “Company”) for each of the years in the three-year period ended December 31, 2006.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Properties are not required to have, nor were we engaged to perform, an audit of their internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Properties’ internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

The accompanying statements were prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation of the results of the Properties.

In our opinion, the statements of revenues and direct operating expenses referred to above present fairly, in all material respects, the revenues and direct operating expenses of the Properties for each of the years in the three-year period ended December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

/S/ BDO SEIDMAN, LLP
BDO SEIDMAN, LLP

Houston, Texas
June 18, 2007

EDGE PETROLEUM CORPORATION

STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES ACQUIRED

	For the			For the
	Years Ended			One Month Ended
	December 31,			January 31,
	2004	2005	2006	2007
				(unaudited)
Revenues	$45,120,733	$78,027,270	$83,999,353	$5,836,770
Direct operating expenses	6,167,683	10,095,478	12,929,205	1,052,671
Excess of revenues over direct operating expenses	$38,953,050	$67,931,792	$71,070,148	$4,784,099

The accompanying notes are an integral part of this financial statement.

EDGE PETROLEUM CORPORATION

NOTES TO STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES

OF THE OIL AND GAS PROPERTIES ACQUIRED

(1)                                THE PROPERTIES

On November 16, 2006, Edge Petroleum Exploration Company (“Edge Petroleum Exploration”), a wholly owned subsidiary of Edge Petroleum Corporation (“Edge”), entered into two separate Purchase and Sale Agreements (the “Agreements”) with Smith Production Inc. (“Smith”) relating to the sale to Edge Petroleum Exploration of (i) ownership interests in certain oil and gas properties located in 13 counties in southeast and south Texas, consisting of approximately 150 gross (74 net) producing wells, (ii) an ownership interest in approximately 17,000 gross (12,250 net) developed acres and 56,000 gross (16,000 net) undeveloped acres of leasehold, (iii) 25% of Smith’s option and leasehold rights and exploration and development rights in an approximate 95 square mile exploration project area known as the Mission project area, also in south Texas, and (iv) certain gathering facilities and ownership to approximately 13 miles of natural gas gathering pipelines and related infrastructure serving producing assets in southeast Texas, (collectively, the “Smith Properties”). The gathering facilities and pipeline system transports Edge Petroleum Exploration gas as well as third party gas.

Edge Petroleum Exploration committed to purchase the Smith Properties for a combined consideration of $320 million, before accounting for the results of operations between the January 1, 2007 effective date and the closing dates and other purchase price adjustments. The obligations of the parties under the Agreements were subject to certain closing conditions, including, among other things, use of reasonable efforts by Smith to obtain waivers of preferential purchase rights and consents to assign maximum specified amounts claimed with respect to certain title defects and environmental liabilities, the accuracy of representations and warranties and other specified closing conditions.  Under the Agreements, Edge Petroleum Exploration assumed certain liabilities related to the purchased assets, including asset retirement obligations. The closing of the Agreements occurred simultaneously on January 31, 2007.

Also, Edge paid Smith a total of $10 million for working interest, option and leasehold rights in two additional exploration ventures (the “Smith Ventures”) in separate areas of Texas and Louisiana. The closings of the acquisition of the Smith Properties and the Smith Ventures occurred simultaneously on January 31, 2007.

On December 16, 2006, one of the Agreements was amended (the “Amendment”) such that Edge Petroleum Exploration also acquired additional working and net revenue interests in the oil and gas properties described in (i) above (the “Other Properties” and together with the Smith Properties and the Smith Ventures, the “Properties”) from eight different owners who transferred their interests to Smith prior to the closings of the acquisition of the Smith Properties and the Smith Ventures. The base purchase price of the Amendment was approximately $65 million. The closing of the acquisition of the Other Properties occurred simultaneously with the acquisitions of the Smith Properties and the Smith Ventures.

Collectively, the acquisitions of the Properties are referred to herein as the “Acquisition.”

(2)                                BASIS FOR PRESENTATION

During the periods presented, the Acquisition assets were not accounted for or operated as a consolidated entity or as a separate division by Smith or the other owners. Certain costs, such as depreciation, depletion and amortization (“DD&A”), accretion expense, general and administrative expenses, interest income and expense, and corporate income taxes were not allocated to the Properties and have therefore been excluded from this presentation. Smith accounted for the Smith Properties under the successful efforts method of accounting for oil and gas activities, while Edge uses the full cost method. Accordingly, exploration expenses and dry hole costs are not applicable to this presentation. Full separate financial statements prepared in accordance with accounting principles generally accepted in the United States of America do not exist for the Properties and are not practicable to prepare in these circumstances since the property interests acquired by Edge represent an aggregation of properties owned  previously by several different businesses and the expenses incurred by those businesses are not necessarily indicative of the expenses Edge would have incurred or that Edge will incur in future operations with respect to the Properties.

Revenues and direct operating expenses for the Properties included in the accompanying statements represent the net collective working and revenue interests acquired by Edge in the Acquisition.  The revenues and direct operating expenses presented herein relate only to the interests in the producing oil and natural gas properties and pipeline assets which were acquired and do not represent all of the oil and natural gas operations of Smith, the other owners, or other third party working interest owners. DD&A, exploration expenses, dry hole costs, general and administrative expenses, interest income and expense, and corporate income taxes have been excluded for the reasons discussed above.

Revenues in the accompanying statements of revenues and direct operating expenses are recognized based on the ownership interest of any given period’s production multiplied by the contract price received for the period. The direct operating expenses are recognized on the accrual basis and consist of the direct costs of operating the Properties including production and ad valorem taxes, lifting costs, gathering, well repair and workover costs. Direct costs also include contractual overhead charged to properties operated by others but does not include general corporate overhead.

The oil and gas business, as with other extractive industries, is a depleting one that is not always constant with respect to production streams and each natural gas equivalent unit produced must be replaced or the critical source of revenue and cash flows will shrink. Past results are not necessarily indicative of future results. For reasons including those noted, the financial statements and other information presented are not indicative of the results of operations of the Properties going forward or indicative of results of the Properties had the Acquisition been consummated in the period presented.

EDGE PETROLEUM CORPORATION

SUPPLEMENTAL OIL AND GAS INFORMATION

OF THE OIL AND GAS PROPERTIES ACQUIRED

(UNAUDITED)

Estimated Quantities of Proved Oil and Gas Reserves — The proved reserve information presented below has been estimated by Edge’s internal engineers using applicable year-end prices and costs. Proved reserves are estimated quantities of crude oil, natural gas and natural gas liquids which, based on  geological and engineering data, are estimated to be reasonably recoverable in future years from known reservoirs under existing economic and operating conditions. Proved developed reserves are those which are expected to be recovered through existing wells with existing equipment and operating methods.  Because of inherent uncertainties and the limited nature of reservoir data, such estimates are subject to change as additional information becomes available.  Such estimates have been prepared in accordance with guidelines established by the Securities and Exchange Commission (“SEC”).

Estimates of proved reserves of the Properties were not originally prepared as of December 31, 2004, 2005 and 2006.   For the purpose of estimating proved developed producing reserves at December 31, 2005, production for the nine months ended September 30, 2006 was added to estimated proved producing reserves at October 1, 2006 and reserves associated with acquired or drilled wells during 2006 were subtracted. Edge assumed no revisions of estimates for 2005 or 2004 other than revisions related to price changes.  This same procedure was applied to estimate proved developed producing reserves at December 31, 2004. Proved developed producing reserves at December 31, 2006 were based on estimates prepared internally by Edge and therefore include revisions in quantity estimates as compared to the previously calculated December 31, 2005 and 2004 reserves described above.

The net ownership in the Properties’ estimated quantities of proved oil and natural gas reserves and changes in net proved reserves, all of which are located in the continental United States, are summarized below.

	Natural Gas (Mcf) Year Ended December 31,
	2004	2005	2006
Total Estimated Proved Reserves:
Balance, Beginning of year	12,734,999	18,962,616	19,539,449
Extensions and discoveries	11,155,683	7,777,512	13,214,614
Purchases of oil and gas properties	9,426	—	10,702,979
Revisions	—	—	(265,022)
Production	(4,937,492)	(7,200,679)	(8,625,564)
Balance, End of year	18,962,616	19,539,449	34,566,456

Estimated Proved Developed Reserves	18,962,616	19,539,449	34,566,456

	Oil, Condensate and Natural Gas Liquids (Bbls) Year Ended December 31,
	2004	2005	2006
Total Estimated Proved Reserves:
Balance, Beginning of year	605,753	715,215	508,938
Extensions and discoveries	516,221	172,898	408,277
Purchases of oil and gas properties	114	—	4,688
Revisions	—	—	921,538
Production	(406,873)	(379,175)	(455,538)
Balance, End of year	715,215	508,938	1,387,903

Estimated Proved Developed Reserves	715,215	508,938	1,387,903

Standardized Measure - The standardized measure of discounted future net cash flows (“standardized measure”) and changes in such cash flows are prepared using assumptions required by the Financial Accounting Standards Board (“FASB”).  Such assumptions include the use of year-end prices for oil and gas and year-end costs for estimated future development and production expenditures to produce year-end estimated reserves.  Income taxes are excluded because the property interests included represent only a portion of a business for which income taxes are not estimable. A discount factor of 10% was used to reflect the timing of future net cash flows.

The standardized measure does not purport, nor should it be interpreted, to present the replacement cost or fair value of the oil and natural gas reserves of the Properties.  An estimate of fair value would also take into account, among other things, the recovery of reserves classified as proved undeveloped  and not presently classified as proved, anticipated future changes in prices and costs, a discount factor more representative of the time value of money and the risks inherent in reserve estimates of natural gas and oil producing operations.

Estimates of the standardized measure and changes in standardized measure for the Properties were not available.  For purposes of estimating the standardized measure, year-end pricing and costs were applied to the proved developed reserve volumes calculated as described above.

The standardized measure of the estimated proved developed oil and natural gas reserves of the Properties’ ownership interests for each of the three years ended December 31, 2006 is shown below.

	For the Years Ended December 31,
	2004	2005	2006
Future cash flows	$144,625,076	$243,735,263	$248,072,667
Future development costs	—	—	(665,000)
Future operating expenses	(33,713,641)	(45,952,383)	(62,033,057)
Future net cash flows	110,911,435	197,782,880	185,374,610
10% discount rate	(26,048,856)	(51,708,429)	(53,593,382)
Standardized measure of discounted future net cash flows	$84,862,579	$146,074,451	$131,781,228

In accordance with SEC regulations, the year-end oil and natural gas prices in effect at December 31, 2004, 2005 and 2006, adjusted for basis and quality differentials, were applied to year-end quantities of proved oil and natural gas reserves to compute future cash flows. There were no derivatives or hedges impacting these prices. The base prices before adjustments were as follows:

	For the Years Ended December 31,
	2004	2005	2006
Natural gas ($ per Mcf)	$6.18	$10.05	$5.62
Natural gas liquids ($ per Bbl)	$26.08	$36.62	$36.64
Crude oil ($ per Bbl)	$43.46	$61.04	$61.06

Changes in Standardized Measure - Changes in standardized measure relating to estimated proved developed oil and gas reserves are summarized below.

	For the Year Ended December 31,
	2004	2005	2006
Changes due to current year operations:
Sales of oil and natural gas, net of operating costs	$(38,765,768)	$(65,790,648)	$(68,938,963)
Purchases of oil and natural gas properties	28,108	—	22,644,058
Extensions and discoveries	65,680,902	64,071,531	73,950,905
Changes due to revisions of standardized variables:
Prices and operating expenses	6,804,465	56,435,040	(72,474,335)
Estimated future development costs	—	—	604,467
Quantity estimates	—	—	17,148,887
Accretion of discount	4,644,391	8,486,258	14,607,445
Production rates (timing) and other	26,569	(1,990,309)	(1,835,687)
Net change	38,418,667	61,211,872	(14,293,223)
Beginning of year	46,443,912	84,862,579	146,074,451
End of year	$84,862,579	$146,074,451	$131,781,228

Sales of oil and natural gas, net of operating costs, are based on historical pre-tax results.  Purchases and sales of oil and natural gas properties, extensions and discoveries, accretion of discount, and the changes due to revisions of standardized variables are reported on a pre-tax discounted basis.

Schedule B

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED

FINANCIAL STATEMENTS

Background

The following unaudited pro forma condensed consolidated financial statements and related notes have been prepared to show the effect of the acquisition of: (A) (i) ownership interests in certain oil and gas properties located in 13 counties in southeast and south Texas, consisting of approximately 150 gross (74 net) producing wells from a privately owned company, Smith Production Inc. (“Smith”), and eight other owners who transferred their interests to Smith prior to the closing, (ii) an ownership interest in approximately 17,000 gross (12,250 net) developed acres and 56,000 gross (16,000 net) undeveloped acres of leasehold, (iii) 25% of Smith’s option and leasehold rights and exploration and development rights in an approximate 95 square mile exploration project area known as the Mission project area, also in south Texas, and (iv) certain gathering facilities and ownership to approximately 13 miles of natural gas gathering pipelines and related infrastructure serving producing assets in southeast Texas ((i) through (iv) collectively referred to as the “Smith Properties”); (B) working interest, option and leasehold rights in two exploration ventures in separate areas, primarily in Texas, from Smith (the “Smith Ventures” and collectively with the Smith Properties, the “Properties”); and (C) the financing of the acquisitions of the Properties (collectively, the “Acquisition”).

On November 16, 2006, we entered into two separate purchase and sale agreements (both of which were subsequently amended) with Smith to acquire the Smith Properties for a combined cash price of approximately $385 million. We also entered into agreements to acquire the Smith Ventures for a purchase price of $10 million. The total purchase price for the Properties, as preliminarily adjusted at closing on January 31, 2007, was $389.8 million. This amount reflects an adjustment for the results of operations of the Properties between the January 1, 2007 effective date and the January 31, 2007 closing date. We anticipate a further minimal adjustment to the purchase price pursuant to the post-closing adjustment provisions of the purchase and sale agreements, as amended, but have not reflected that herein. Therefore, we have assumed a final adjusted purchase price of $389.8 million for the purpose of these unaudited pro forma condensed consolidated financial statements.

The cash purchase price for the Acquisition was financed by borrowings under a new $320 million revolving credit facility (the “Revolving Credit Facility”) and the net proceeds of public offerings of 10.9 million shares of our common stock and 2.9 million shares of our 5.75% Series A cumulative convertible perpetual preferred stock, which were completed prior to the closing of the Acquisition (the “Offerings”).

Sources of Information and Basis of Presentation

The unaudited pro forma condensed consolidated statement of operations for the year ended December 31, 2006 is derived from our audited consolidated financial statements for the year ended December 31, 2006, the audited Statement of Revenues and Direct Operating Expenses for the Properties for the year ended December 31, 2006 and the adjustments and assumptions described below. The unaudited pro forma condensed consolidated statement of operations for the three months ended March 31, 2007are based on our unaudited financial statements as of and for the three months ended March 31, 2007, the unaudited results of operations of the Properties for the one month period ended January 31, 2007, and the adjustments and assumptions described below.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, our Annual Report on Form 10-K for the year ended December 31, 2006, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007 and the Statements of Revenues and Direct Operating Expenses for the Properties included as Schedule A to this Current Report on Form 8-K/A. Pro forma data are based on assumptions and include adjustments as explained in the notes to the unaudited pro forma condensed consolidated financial statements. Certain information (including substantial footnote disclosures) included in the annual and quarterly historical financial statements has been excluded in these condensed pro forma financial statements. The pro forma data presented is not necessarily indicative of the financial results that would have been attained had the Acquisition occurred on the dates as indicated below, and should not be viewed as indicative of operations in future periods.

How the Pro Forma Financial Statements Were Prepared

The pro forma condensed consolidated statements of operations for the year ended December 31, 2006 and for the three month period ended March 31, 2007 were each prepared without audit assuming we completed the Acquisition and financing thereof on January 1, 2006.

The Properties were not accounted for or operated as a separate division or entity by either Smith or the eight other owners. Certain costs, such as depreciation, depletion and amortization (“DD&A”), accretion expense, general and administrative expenses, and corporate income taxes were not allocated to the individual properties comprising the Properties. Also, Smith has historically utilized the successful efforts method of accounting for oil and gas activities, while we use the full cost method. Under the successful efforts method, costs such as geological and geophysical (“G&G”), exploratory dry holes and delay rentals are expensed as incurred whereas under the full cost method these types of charges would be capitalized to their respective full cost pool. Accordingly, exploration expenses, which are recorded under the successful efforts method, are not applicable to our presentation. Full separate historical financial statements prepared in accordance with accounting principles generally accepted in the United States do not exist for the Properties and are not practicable to obtain in these circumstances. Therefore, on a historical basis, we are presenting only the revenues and direct operating expenses for the Properties, and excluding all other historical expenses, such as general and administrative overhead, among others. Certain estimates and judgments were made in preparing the pro forma adjustments as discussed in the notes, including as to the incremental expenses associated with the Properties. With these adjustments, the pro forma condensed consolidated statements of operations represent only an estimate of combining our historical results and those of the Properties.

We have not included a  pro forma condensed consolidated balance sheet due to the fact that the Smith Acquisition and the Offerings were completed during the first quarter of 2007 and are reflected in our balance sheet as of March 31, 2007, as included in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

The unaudited pro forma financial information is presented for illustrative purposes and does not purport to present what our results of operations would have been had we acquired the Properties on the dates indicated. The unaudited pro forma financial information also cannot be relied upon as a projection of future results.

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2006

	Edge	Properties	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$120,014,272	$83,999,353	$—		$204,013,625
Gain from hedging and derivative activities	9,729,625	—	—		9,729,625
Total revenues	129,743,897	83,999,353	—		213,743,250

EXPENSES:
Operating expenses	18,257,179	12,929,205	—		31,186,384
Depreciation, depletion and amortization	60,890,486	—	38,452,169	(a)	99,342,655
Accretion expense	189,187	—	63,482	(b)	252,669
Impairment expense	96,942,347	—	—	(c)	96,942,347
General and administrative expense	13,787,729	—	—	(d)	13,787,729
Total expenses	190,066,928	12,929,205	38,515,651		241,511,784
INCOME (LOSS) FROM OPERATIONS	(60,323,031)	71,070,148	(38,515,651)		(27,768,534)

Interest expense	(2,499,735)	—	(5,599,948	)(e)	(8,099,683)
Amortization of deferred loan costs	(165,211)	—	(949,598	)(f)	(1,114,809)
Interest income	152,184	—	—		152,184
INCOME (LOSS) BEFORE INCOME TAXES	(62,835,793)	71,070,148	(45,065,197)		(36,830,842)

Provision for income taxes	21,574,795	—	(9,101,733	)(g)	12,473,062

NET INCOME (LOSS).	(41,260,998)	71,070,148	(54,166,930)		(24,357,780)

Preferred dividends	—	—	(8,265,625	)(h)	(8,265,625)
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(41,260,998)	$71,070,148	$(62,432,555)		$(32,623,405)

NET LOSS PER SHARE:
Basic	$(2.38)			(i)	$(1.15)
Diluted	$(2.38)			(i)	$(1.15)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	17,367,796		10,925,000	(i)	28,292,796
Diluted	17,367,796		10,925,000	(i)	28,292,796

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION

UNAUDITED PRO FORMA CONDENSED

CONSOLIDATED STATEMENT OF OPERATIONS

For the Three Months Ended March 31, 2007

	Edge	Properties	Pro Forma
	Historical	Historical	Adjustments		Pro Forma
REVENUES:
Natural gas and oil sales	$39,213,668	$5,836,770	$—		$45,050,438
Loss on hedging and derivative activities	(16,330,432)	—	—		(16,330,432)
Total revenues	22,883,236	5,836,770	—		28,720,006

EXPENSES:
Operating expenses	5,691,187	1,052,671	—		6,743,858
Depreciation, depletion and amortization	18,478,119	—	1,956,596	(a)	20,434,715
Accretion expense	63,998	—	5,153	(b)	69,151
General and administrative expense	4,395,238	—	—	(d)	4,395,238
Total expenses	28,628,542	1,052,671	1,961,749		31,642,962
INCOME (LOSS) FROM OPERATIONS	(5,745,306)	4,784,099	(1,961,749)		(2,922,956)

Interest expense	(2,762,244)	—	1,079,767	(e)	(1,682,477)
Amortization of deferred loan costs	(253,276)	—	(79,133	)(f)	(332,409)
Interest income	57,476	—	—		57,476
INCOME (LOSS) BEFORE INCOME TAXES	(8,703,350)	4,784,099	(961,115)		(4,880,366)

Provision for income taxes	2,935,282	—	(1,338,044	)(g)	1,597,238

NET INCOME (LOSS)	(5,768,068)	4,784,099	(2,299,159)		(3,283,128)

Preferred dividends	(1,381,378)	—	(656,721	)(h)	(2,038,099)

NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$(7,149,446)	$4,784,099	$(2,955,880)		$(5,321,227)

NET LOSS PER SHARE:
Basic	$(0.29)			(i)	$(0.19)
Diluted	$(0.29)			(i)	$(0.19)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	24,867,001		3,520,278	(i)	28,387,279
Diluted	24,867,001		3,520,278	(i)	28,387,279

The accompanying notes to unaudited pro forma condensed consolidated financial statements are an integral part of these statements.

EDGE PETROLEUM CORPORATION

NOTES TO UNAUDITED PRO FORMA

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The unaudited pro forma condensed consolidated statements of operations reflect the following pro forma adjustments:

a.               Record incremental depreciation, depletion and amortization expense (“DD&A”) using the units-of-production method, resulting from the purchase of the Properties.

b.              Record incremental accretion expense resulting from the liability we will record for asset retirement obligations (“ARO”) in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 143, Accounting for Asset Retirement Obligations.

c.               The impairment recorded for Edge during the third quarter of 2006 has not been adjusted for the Acquisition. In management’s opinion, the impairment that was recorded was related to older properties in our full cost pool that had in fact been impaired and therefore recording the impairment at September 30, 2006 was valid. At September 30, 2006 natural gas prices were significantly lower than current prices. Therefore, if the Properties had been included in our September 30, 2006 ceiling test, we would have calculated an additional impairment of $146.8 million, before taxes. If the Properties had been included in our December 31, 2006 ceiling test, we would have calculated an impairment of $11.4 million before taxes for the quarter ended December 31, 2006, therefore increasing the total 2006 impairment to $108.3 million, before taxes. We did not incur a ceiling test impairment at March 31, 2007 after the completion of the acquisition. The accounting rules promulgated by the Securities and Exchange Commission for calculating impairment of oil and gas properties entitle a registrant to utilize a temporary exemption to impairment when the impairment is the result of a major purchase of proved properties, as long as the registrant can demonstrate that additional value exists beyond a reasonable doubt. If we had actually completed the Acquisition at January 1, 2006, we believe we would have utilized this exemption at September 30, 2006 and December 31, 2006. In addition, had this acquisition occurred at a time when natural gas prices were lower, the purchase price may not have been the same as recorded in these pro forma financial statements.

d.              No incremental general and administrative costs related to the Acquisition have been included as pro forma adjustments. We believe our general and administrative expenses for 2007 will be negatively impacted by increases to our staffing levels and other acquisition integration costs. We currently do not expect to hire any personnel associated with Smith or the other owners. We have hired approximately 20 new employees to manage the increased scale of our business.

e.               Record interest expense on and the related expenses of increased borrowings, assuming approximately $117 million was borrowed in 2006 under our Revolving Credit Facility to refinance our prior credit facility and partially finance the Acquisition. Also record expense in 2006 related to commitment fees for the unused Bridge Loan Facility, assuming the expenses were incurred in 2006, and remove such expense from the three months ended March 31, 2007 when the commitment fee was actually paid. Our lender provided a commitment for the Bridge Loan Facility in the event that the Offerings were unsuccessful. We assumed quarterly reductions in the Revolving Credit Facility using increased cash flows, less amounts capitalized on the unevaluated property allocation. The average interest rates used in calculating pro forma interest expense are 3-month LIBOR based with varying spreads and are summarized below:

	Year Ended December 31, 2006	Three Months Ended March 31, 2007
Revolving credit facility - long term	7.80%	7.85%

f.                 Record amortization of deferred loan costs incurred under the Revolving Credit Facility, with a maturity amortization period of 4 years.

g.              Record a pro forma income tax expense adjustment using the applicable federal statutory income tax rate of 35 percent, based on the pro forma change in income before income taxes.

h.              Record preferred stock dividends based on the preferred stock dividend rate of 5.75% per year.

i.                  Record pro forma adjustment for the issuance of 10,925,000 shares of common stock and 2,875,000 shares of preferred stock in the Offerings at January 1, 2006 rather than January 30, 2007. These shares impact earnings per share for each of the periods reflected. For the year ended December 31, 2006 and the quarter ended March 31, 2007, no potential common shares were included in the computation of diluted earnings per share as they were antidilutive. If we had reported net income, rather than a loss, we would have included 19,604,245 and 8,984,040 shares in diluted weighted average common shares outstanding for the year ended December 31, 2006 and the three months ended March 31, 2007, respectively.